UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2005

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania	19006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (215) 830-0777

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 21, 2005, during a regularly scheduled and properly called meeting of Immunicon Corporation’s board of directors (the “Board”), Seth A. Rudnick, M.D., a director of Immunicon Corporation (the “Company”), notified the Board that he declines to be considered as a candidate for reelection as a director of the Company at the Company’s 2006 Annual Meeting of Stockholders. Dr. Rudnick’s term as a director of the Company will expire on the date of the 2006 Annual Meeting of Stockholders. Dr. Rudnick’s decision was not the result of any disagreement with the Company and he also notified the Company that at this juncture he intends to continue to serve as a member on the Company’s Scientific Advisory Board.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 21, 2005, the Board approved amendments to the Company’s Code of Conduct (the “Code of Conduct”). Among other things, the Code of Conduct was amended to:

•	clarify that dishonest or unethical conduct or conduct that is illegal must be in connection with the performance of duties and responsibilities for the Company in order to constitute a violation of the Code of Conduct;

•	revise the Company’s policy regarding making false entries in a scientific journal or log to clarify the inclusion of journals or logs used for manufacturing, in addition to those used for research, product development and clinical trials;

•	provide examples of types of illegal remuneration, such as “kickbacks” or similar types of payments to customers or prospective customers;

•	require any employee who believes that he or she is directly or indirectly violating the Company’s policy regarding outside activities, without the Company’s prior approval, to disclose such activity to the Company’s Compliance Officer;

•	require gifts to physicians to be made in accordance with the AdvaMed Code of Ethics on Interaction with Health Professionals, rather than the PhRMA Code of Ethics;

•	revise the Company’s policy regarding proper use of Company assets to prohibit “material misuses” of the Company’s assets;

•	revise the Company’s policy regarding its books and records to clarify that only an intentionally false or misleading entry in the books, records or accounts of the Company will constitute a violation of the Code of Conduct;

•	add the Company’s Chief Financial Officer as one of the persons to whom questions, complaints and concerns regarding accounting, internal accounting controls or auditing matters should be directed; and

•	revise the Company’s policy regarding protection against retaliation to clarify that retaliation against Company personnel who, for lawful purposes, file a complaint or participate in an investigation is strictly prohibited.

The foregoing summary of the amendments to the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Code of Conduct, as so amended. A copy of the Code of Conduct, as amended, is attached hereto as Exhibit 14.1 and is incorporated by reference into this Item 5.05. The Company also has posted the Code of Conduct, as amended, in the Investor Information section of its website, http://www.immunicon.com.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

14.1 – Immunicon Corporation Code of Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date: October 27, 2005	By:	/s/ JAMES G. MURPHY
	Name:	James G. Murphy
	Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

14.1	Immunicon Corporation Code of Conduct.